EXHIBIT 107

Calculation of Filing Fee Table

F-10

(Form Type)

SolarBank Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares		(1)	(2)	—	—	—
	Debt	Debt Securities		(1)	(2)	—	—	—
	Other	Subscription Receipts		(1)	(2)	—	—	—
	Other	Share Purchase Contracts		(1)	(2)	—	—	—
	Other	Units		(1)	(2)	—	—	—
	Other	Warrants		(1)	(2)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$142,704,245 (1) (3)	$153.10 per $1,000,000	$21,848.02
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$142,704,245 (1) (3)		$21,848.020
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$18,713.43 (4)
	Net Fee Due							$3,134.59 (4)

(1) There are being registered under the Registration Statement to which this exhibit pertains an indeterminate number of common shares, debt securities, subscription receipts, share purchase contracts, units, and warrants of SolarBank Corporation (the “Registrant”), and a combination of such securities, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$142,704,245 (converted from Cdn.$200,000,000 at an exchange rate of Cdn.$1.4015 = US$1.00, which was the daily exchange rate as reported by the Bank of Canada on April 10, 2025). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The securities which may be offered pursuant to the Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar transactions.

(2) The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4) A registration fee of US$21,613.71 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on April 30, 2024 (No. 333-279027) (the “Prior Registration Statement”), pertaining to the registration of US$146,434,324 of securities of the Registrant, of which US$122,230,104.25 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$21,848.02, taking into consideration the available offset of US$18,713.43 from the Prior Registration Statement, $3,134.59 is currently due for this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Amount of Registration Fee	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Solarbank Corporation	F-10	333-279027	April 30, 2024			(2)	(2)	Unallocated -universal shelf(3)	$113,730,101.40
Fee Offset Sources	Solarbank Corporation	F-10	333-279027		April 30, 2024						$18,713.43

(1)	The Registrant previously paid US$21,613.71in registration fees with respect to the Prior Registration Statement pertaining to the registration of US$142,704,245 of securities of the Registrant.

On March 21, 2025, the Registrant filed a prospects supplement under the Prior Registration Statement qualifying the distribution of 2,394,367 common shares and warrants to purchase up to 2,394,367 common shares for a combined purchase price of US$3.55 per share, for an aggregate amount of $8,500,000. The warrants are exercisable immediately at an exercise price of US$4.45 per share for five years from the date of issuance for an aggregate exercise price of US$10,654,933.15.

On May 23, 2024, the Registrant filed a prospectus supplement under the Prior Registration Statement (as amended by Amendment No. 1 filed on October 3, 2024) qualifying the distribution of up to US$15,000,000 in common shares. An aggregate of US$1,319,207.60 has been raised under this prospectus supplement to date.

As such, an aggregate of US$20,474,140.75 of securities registered under the Prior Registration Statement were utilized under such Prior, Registration Statement and US$122,230,104.25 of securities registered under the Prior Registration Statement remain unutilized. Accordingly, US$18,713.43 of the registration fees previously paid with respect to the Prior Registration Statement therefore remain available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$21,848.02, taking into consideration the available offset of US$18,713.43 from the Prior Registration Statement, US$3,134.59 is currently due for this Registration Statement

(2)	An indeterminate number of common shares, debt securities, subscription receipts, warrants, share purchase contracts or units of any combination thereof, to be offered at indeterminate offering prices not to exceed US$142,704,245 were registered pursuant to the Prior Registration Statement.

(3)	The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.